PRICING SUPPLEMENT NO. 95-31 Dated November 22, 1995    Rule 424(b)(2)
To Prospectus Supplement Dated March 2, 1995         File No. 33-57541


                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series H
                           (Book Entry Notes)


Salomon Brothers Inc purchased $50,000,000 principal amount of these Medium-Term Notes, Series H, maturing on May 29, 1997, at a principal price of $50,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  May 29, 1997           Interest Payment Period:
                                         Quarterly
Interest Rate Basis:
  Federal Funds Rate                   Interest Reset Period:
                                         Daily
Specify Other Base Rate:  N/A
                                       Interest Reset Dates:
Index Maturity:  N/A                     Each Business Day to, but
                                         excluding the Maturity Date.
Spread: plus 0.20%

Spread Multiplier:  N/A                Settlement Date (Issue Date):
                                         November 29, 1995
Maximum Interest Rate: N/A
                                       Calculation Agent:
Minimum Interest Rate: N/A               Chase Manhattan Bank, N.A.

Interest Payment Dates:                Optional Repayment Date(s):
  02/29/96     11/29/96                  N/A
  05/29/96     02/28/97
  08/29/96     05/29/97                Additional Terms:
                                         For the purposes of the Notes
Initial Interest Rate:                   contemplated hereunder interest
  Determined as if the Settlement        payments will include interest
  Date was an Interest Reset Date.       accrued to, but excluding, the
                                         Interest Payment Date.